Winthrop Realty Trust TRADED: NYSE: FUR 7 Bulfinch Place, Suite 500 Boston, MA 02114

Contact at Winthrop Realty Trust
Beverly Bergman
Investor or Media Inquiries
Phone: (617) 570-4614; e-mail: bbergman@firstwinthrop.com

FOR IMMEDIATE RELEASE
December 29, 2008

WINTHROP REALTY TRUST ANNOUNCES APPOINTMENT OF CAROLYN TIFFANY AS PRESIDENT AND PETER BRAVERMAN AS EXECUTIVE VICE CHAIRMAN EFFECTIVE JANUARY 1, 2009

FOR IMMEDIATE RELEASE – BOSTON, December 29/PRNewswire-FirstCall/ --Winthrop Realty Trust (NYSE:FUR) today announced that effective January 1, 2009, Carolyn Tiffany will be appointed as the Trust’s President and Peter Braverman, the Trust’s current President, will become the Trust’s Executive Vice Chairman.  Ms. Tiffany previously served as the Trust’s Chief Operating Officer from January 1, 2004 through January 31, 2007.

Michael L. Ashner, the Trust’s Chairman and Chief Executive Officer, commented “we are pleased that Carolyn has elected to return to Winthrop where, in addition to assuming much of her former duties, she will be integrally involved in our acquisition activity and operations.  Carolyn’s leadership skills and experience have been missed and her return can only serve to strengthen the company as we navigate through these challenging economic times.  With Carolyn’s addition to our management team, Peter will again be able to focus a significant portion of his time on asset management and acquisitions.”

Winthrop further announced that the record date and pay date for the previously declared regular quarterly dividend of $.40625 per Series B-1 Share has been changed from January 20, 2009 and February 2, 2009, respectively, to December 31, 2008 and January 30, 2009, respectively.
___________________

Winthrop Realty Trust is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.  Additional information on Winthrop Realty Trust is available on its Web site at www.winthropreit.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed from time to time in the “Risk Factors” section of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007, as may be updated or supplemented in the Company's Form 10-Q filings which discuss the factors that could adversely affect the Company's results.  Further information relating to the Company’s financial position, results of operations, and investor information is also contained in the Company’s reports filed with the SEC, which reports are available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.